Morgan Stanley Capital Growth Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002

Security Date of   Price    Shares   % of   Total          Purcha  Broker
         Purchase  Of       Purchas  Assets Issued         sed
                   Shares   ed                             By
                                                           Fund
Prudenti 12/18/01   $27.50   27,000  0.489%  $3,025,000,0  0.025%  Goldman
al                                                     00          Sachs
Financia
l
Alcon    03/20/02   $33.00   26,600  0.310%  $2,301,750,0  0.038%  CIBC
Inc.                                                   00          Capital
                                                                   Markets
Traveler 03/21/02   $18.50   65,500  0.429%  $3,885,000,0  0.031%  Salomon
s                                                      00          Smith
Property                                                           Barney
Casualty
Corp.